UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/28/2007

CROWN MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-30700

Delaware	84-1524410
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

12700 Ventura Boulevard,
Suite 200,
Studio City, California 91604
(Address of principal executive offices, including zip code)

(818) 755-2400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 28, 2007, Crown Media Holdings, Inc. (the "Company") amended the Employment Agreement, dated as of August 8, 2006, by and between William Abbott, Executive Vice President, National Advertising Sales, and the Company.

The amendment extends the term of the Employment Agreement for an additional one year, through August 18, 2009. Additionally, under the amendment, Mr. Abbott is eligible to participate in the Company's advertising sales year-end commission plan, although his compensation under the plan will be at reduced levels. The amounts payable under the plan, for achievement of annual advertising sales revenue targets, are based on a percentage of base salary. Mr. Abbott's percentages are from 2.5% to 15% of his then-current base salary.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.

The following exhibit is filed herewith:

Exhibit No.                Description

10.1*        Amendment to Employment Agreement, dated as of May 22, 2007, by and between William Abbott and Crown Media Holdings, Inc.

__________________________

* Management contract or compensatory plan or arrangement.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.

Date: June 01, 2007	By:	/s/ Charles L. Stanford
Charles L. Stanford
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	Amendment to Employment Agreement, dated as of May 22, 2007, by and between William Abbott and Crown Media Holdings, Inc.